EX-23 Consent of Experts

Consent of Independent Auditors

Used Kar Parts, Inc

6371 La Costa Dr. #101,

Boca Raton, Florida 33433

Re: USED KAR PARTS, INC

Dear Sir or Madam:

We hereby consent to use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated February 7, 2003, relating to the financial statements of Used Kar Parts, Inc., which are contained in this prospectus.

We also consent to the reference to us under the captions "Experts" in the Prospectus.

Baum & Company, P.A.

Coral Springs, Florida

April 25, 2003

/s/ Baum & Company, P.A.